Report of Independent Accountants

To the Shareholders and Board of Directors of Salomon Brothers Series Funds Inc


In planning and performing our audit of the financial
 statements of Salomon Brothers Strategic Bond
Fund, Salomon Brothers High Yield Bond Fund,
Salomon Brothers U.S. Government Income Fund,
 Salomon Brothers Asia Growth Fund, Salomon
Brothers International Equity Fund, Salomon
Brothers Small Cap Growth Fund, Salomon
Brothers All Cap Value Fund, Salomon Brothers
 Large Cap Growth Fund, Salomon Brothers
 Large Cap Core Equity Fund, and Salomon
 Brothers Balanced Fund (ten of the portfolios constituting Salomon Brothers Series Funds
 Inc, hereafter referred to as the "Fund") for the year ended December 31, 2001, we considered their internal control, including control activities
 for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible
 for establishing and maintaining internal control
..  In fulfilling this responsibility, estimates and
 judgments by management are required to
assess the expected benefits and related costs
 of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would
 not necessarily disclose all matters in
internal control that might be material
weaknesses under standards established
by the American Institute of Certified
Public Accountants.  A material weakness
 is a condition in which the design or
operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud
 in amounts that would be material in
relation to the financial statements
being audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned functions.
However, we noted no matters involving
internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2001.
This report is intended solely for the
information and use of management and
the Board of Directors of the Fund and
the Securities and Exchange Commission
 and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

February 19, 2002

To the Shareholders and Board of Directors of Salomon Brothers Series Funds Inc


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